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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 31, 2004, with respect to the combined statement of revenue and certain expenses of The Rubenstein Portfolio for the year ended December 31, 2003 incorporated by reference in the Registration Statement on Form S-8 of Brandywine Realty Trust to be filed with the Securities and Exchange Commission on or about January 18, 2006.

                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 18, 2006